Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS THIRD QUARTER RESULTS

Positioned for $2.0 Billion in Accretive, Low-Levered Acquisitions

Updates 2018 and Introduces 2019 Estimates

Birmingham, AL – November 1, 2018 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the third quarter ended September 30, 2018.

“MPT successfully completed its planned capital recycling strategy during the third quarter and we have positioned ourselves uniquely among healthcare REITs for immediate and accretive growth. We have an outstanding balance sheet with sector-leading low leverage and approximately $2.0 billion in available liquidity at the same time our pipeline is the largest and best it has ever been,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “We think 2019 has the potential to be a monumental year for the Company with opportunity to deliver market-leading FFO and dividend growth from the very large, diverse and actionable acquisition pipeline that we have assembled.”

THIRD QUARTER AND RECENT HIGHLIGHTS

•	Net income of $2.00 and Normalized Funds from Operations (“NFFO”) of $0.35 in the third quarter, both on a per diluted share basis;

•

Completed the additions to the master lease of 5 Steward hospitals aggregating $811.4 million that were previously mortgaged to MPT (including 2 hospitals aggregating $273.7 million that were completed in the first half of 2018), substantially improving the credit characteristics of the Steward portfolio;

•	Completed the previously announced sale of MPT’s equity investment in Ernest Health, Inc. in October resulting in total proceeds of approximately $176 million;

•

As previously announced, completed in August the joint venture with Primonial Real Estate Investment Management (“Primonial”) resulting in total proceeds of approximately €1.14 billion, and sold North Cypress Medical Center to Hospital Corporation of America for $148 million;

•

Repaid $820 million in outstanding revolver debt, resulting in approximately $1.3 billion in available liquidity from the revolving credit facility and pro forma net debt to EBITDA of approximately 4.5 times;

•	Completed acquisitions of three of the four previously announced German rehabilitation hospitals in August for €16.2 million;

•	Completed the previously announced acquisition of Lourdes Medical Center in Pasco, Washington in August for $17.5 million adding to the existing master lease with RCCH HealthCare Partners.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to NFFO, all on a basis comparable to 2017 results. In addition, a reconciliation of pro forma total gross assets to total assets is included in the financial tables accompanying this press release.

PORTFOLIO UPDATE

In the third quarter, and as previously disclosed, MPT completed its joint venture with Primonial and retained a 50% interest in the portfolio of 71 German post-acute hospitals valued at €1.63 billion.

Including its 50% portion of the joint venture with Primonial, MPT has pro forma total gross assets of approximately $9.6 billion, including $6.7 billion in general acute care hospitals, $1.6 billion in inpatient rehabilitation hospitals, and $0.3 billion in long-term acute care hospitals. This pro forma portfolio includes 276 properties representing more than 32,000 licensed beds in 29 states and in Germany, the United Kingdom, Italy and Spain. The properties are leased to or mortgaged by 29 hospital operating companies.

OPERATING RESULTS AND OUTLOOK

Net income for the third quarter of 2018 was $736.0 million (or $2.00 per diluted share), compared to $76.5 million (or $0.21 per diluted share) in the third quarter of 2017. The change from 2017’s third quarter primarily results from gains on sales of assets in 2018.

NFFO for the third quarter of 2018 increased to $127.2 million compared with $120.6 million in the third quarter of 2017. Per share NFFO increased by 6.1% to $0.35 per diluted share in the third quarter of 2018, compared with $0.33 per diluted share in the third quarter of 2017. The Company achieved the strong growth in per share results even as the above-mentioned asset sales temporarily reduced revenues.

Based on management’s present investment, capital and operating strategies, and the expected timing of each, management estimates that 2018 net income will approximate $2.76 per diluted share and that 2018 NFFO will approximate $1.36 per diluted share.

The Company today is also introducing its estimate of 2019 net income as a range of between $1.01 and $1.05 per diluted share and 2019 NFFO as a range of between $1.42 and $1.46 per

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diluted share. This estimate assumes, among other estimates, that MPT will make acquisitions throughout 2019 aggregating approximately $2.0 billion, while maintaining a conservative debt profile.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, November 1, 2018 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended September 30, 2018. The dial-in numbers for the conference call are 855-365-5214 (U.S.) and 440-996-5721 (International); both numbers require passcode 5982137. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through November 15, 2018. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and International callers is 5982137.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model helps facilitate acquisitions and recapitalizations and allows operators of hospitals and other healthcare facilities to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to,

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and the timely closing (if at all) of pending transactions; net income per share for 2018 and 2019; NFFO per share for 2018 and 2019; resulting financial gains from pending transactions; the amount of acquisitions of healthcare real estate, if any; results from potential sales and joint venture arrangements, if any; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	September 30, 2018	December 31, 2017
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$4,926,462	$5,944,220
Mortgage loans	1,428,069	1,778,316
Net investment in direct financing leases	690,897	698,727

Gross investment in real estate assets	7,045,428	8,421,263
Accumulated depreciation and amortization	(432,279)	(455,712)

Net investment in real estate assets	6,613,149	7,965,551

Cash and cash equivalents	710,965	171,472
Interest and rent receivables	87,939	78,970
Straight-line rent receivables	195,329	185,592
Other assets	1,167,134	618,703

Total Assets	$8,774,516	$9,020,288

Liabilities and Equity
Liabilities
Debt, net	$4,043,849	$4,898,667
Accounts payable and accrued expenses	202,033	211,188
Deferred revenue	11,162	18,178
Lease deposits and other obligations to tenants	30,964	57,050

Total Liabilities	4,288,008	5,185,083
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 364,858 shares at September 30, 2018 and 364,424 shares at December 31, 2017	365	364
Additional paid-in capital	4,343,768	4,333,027
Retained earnings (deficit)	179,703	(485,932)
Accumulated other comprehensive loss	(50,569)	(26,049)
Treasury shares, at cost	(777)	(777)

Total Medical Properties Trust, Inc. Stockholders' Equity	4,472,490	3,820,633
Non-controlling interests	14,018	14,572

Total Equity	4,486,508	3,835,205

Total Liabilities and Equity	$8,774,516	$9,020,288

(A) Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues
Rent billed	$118,238	$110,930	$369,076	$311,140
Straight-line rent	18,293	17,505	49,157	46,561
Income from direct financing leases	18,998	19,115	55,613	55,307
Interest and fee income	41,467	29,030	130,098	86,776

Total revenues	196,996	176,580	603,944	499,784

Expenses
Interest	57,215	42,759	172,364	120,498
Real estate depreciation and amortization	29,949	31,915	100,217	88,994
Property-related	2,719	1,519	6,823	4,000
General and administrative	20,982	15,011	58,352	43,287
Acquisition costs	506	7,434	917	20,996

Total expenses	111,371	98,638	338,673	277,775

Other income (expense)
Gain on sale of real estate and other, net	647,204	18	672,822	7,431
Debt refinancing costs	—	(4,414)	—	(18,794)
Other	5,711	3,865	6,245	8,999

Total other income (expense)	652,915	(531)	679,067	(2,364)

Income before income tax	738,540	77,411	944,338	219,645
Income tax expense	(2,064)	(530)	(4,802)	(783)

Net income	736,476	76,881	939,536	218,862
Net income attributable to non-controlling interests	(442)	(417)	(1,334)	(1,013)

Net income attributable to MPT common stockholders	$736,034	$76,464	$938,202	$217,849

Earnings per common share - basic:
Net income attributable to MPT common stockholders	$2.01	$0.21	$2.56	$0.63

Earnings per common share - diluted:
Net income attributable to MPT common stockholders	$2.00	$0.21	$2.56	$0.63

Weighted average shares outstanding - basic	365,024	364,315	364,934	345,076
Weighted average shares outstanding - diluted	366,467	365,046	365,784	345,596

Dividends declared per common share	$0.25	$0.24	$0.75	$0.72

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
FFO information:
Net income attributable to MPT common stockholders	$736,034	$76,464	$938,202	$217,849
Participating securities' share in earnings	(290)	(82)	(808)	(307)

Net income, less participating securities' share in earnings	$735,744	$76,382	$937,394	$217,542
Depreciation and amortization (A)	32,641	32,618	104,314	90,744
Gain on sale of real estate and other, net	(647,204)	(18)	(672,822)	(7,431)

Funds from operations	$121,181	$108,982	$368,886	$300,855

Write-off of straight-line rent and other	4,321	—	17,615	1,117
Debt refinancing costs	—	4,414	—	18,794
Acquisition and other transaction costs, net of tax benefit (A)	1,661	7,166	2,072	19,350

Normalized funds from operations	$127,163	$120,562	$388,573	$340,116

Share-based compensation	4,970	2,771	11,695	7,148
Debt costs amortization	1,952	1,609	5,543	4,748
Straight-line rent revenue and other (A)	(26,743)	(21,169)	(74,544)	(56,632)

Adjusted funds from operations	$107,342	$103,773	$331,267	$295,380

Per diluted share data:
Net income, less participating securities' share in earnings	$2.00	$0.21	$2.56	$0.63
Depreciation and amortization (A)	0.09	0.09	0.29	0.26
Gain on sale of real estate and other, net	(1.76)	—	(1.84)	(0.02)

Funds from operations	$0.33	$0.30	$1.01	$0.87

Write-off of straight-line rent and other	0.01	—	0.04	—
Debt refinancing costs	—	0.01	—	0.05
Acquisition and other transaction costs, net of tax benefit (A)	0.01	0.02	0.01	0.06

Normalized funds from operations	$0.35	$0.33	$1.06	$0.98

Share-based compensation	0.01	0.01	0.03	0.02
Debt costs amortization	0.01	—	0.02	0.01
Straight-line rent revenue and other (A)	(0.08)	(0.06)	(0.20)	(0.16)

Adjusted funds from operations	$0.29	$0.28	$0.91	$0.85

(A) Includes our share of real estate depreciation, acquisition expenses and straight-line rent revenue from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Other” line on the consolidated statements of income.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Fiscal Year 2018 and 2019 Guidance Reconciliation

(Unaudited)

	Fiscal Year 2018 Guidance - Per Share(1)	Fiscal Year 2019 Guidance - Per Share(1)
		Low	High
Net income attributable to MPT common stockholders	$2.76	$1.01	$1.05
Participating securities' share in earnings	—	—	—

Net income, less participating securities' share in earnings	$2.76	$1.01	$1.05
Depreciation and amortization	0.39	0.40	0.40
Gain on sale of real estate and other, net	(1.84)	—	—

Funds from operations	$1.31	$1.41	$1.45
Other adjustments	0.05	0.01	0.01

Normalized funds from operations	$1.36	$1.42	$1.46

(1)

The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

September 30, 2018
Total Assets	$8,774,516
Add:
Binding real estate commitments on new investments(1)	7,897
Unfunded amounts on development deals and commenced capital improvement projects(2)	208,497
Accumulated depreciation and amortization	432,279
Incremental gross assets of our joint ventures(3)	380,031
Less:
Cash and cash equivalents	(216,394)

Pro Forma Total Gross Assets(4)	$9,586,826

(1)	Reflects a commitment to acquire a facility in Germany post September 30, 2018.
(2)	Includes $119.9 million unfunded amounts on ongoing development projects and $88.6 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(3)	Adjustment needed to reflect our share of our joint venture’s gross assets.
(4)

Pro forma total gross assets is total assets before accumulated depreciation/amortization, assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded, and assumes cash on hand is fully used in these transactions. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.